Exhibit 10.2

BRITISH COLUMBIA
Ministry of Employment and Investment
Energy and Minerals Division
Minerals Titles Branch

Minerals Tenure Act
Section 52

BILL OF SALE ABSOLUTE

INDICATE TYPE OF TITLE:	MINERAL
MINING DIVISION:	CARIBOO

SELLER

I, Glengarry Development Corp. 1102-1010 Howe Street, Vancouver, British Columbia V6V 1P5, (604) 209-6565 - Client Number 145065

PURCHASE

Woodburn Holdings Ltd., 885 Pyrford Road, West Vancouver, British Columbia V7V 2A2, (604) 925-0220.

For and in consideration of the sum of Seven Thousand Five Hundred US($6,800.00) paid to me. Do hereby sell the interest as specified below in the following mineral title:

Claim Name of Lease Type	Tenure Number	Percentage of title being sold

K2	406354	100%

I declare that I have a good title to these tenures and every right to sell the same, in witness whereof have today signed my legal name.

/s/ Gary MacDonald	/s/ R. M. Baker
Gary MacDonald Glengarry Development Corp.	R. M. Baker Witness
Dated:	November 18, 2003